Exhibit 99.2

Commerce Union Bancshares Inc. Raymond James U.S. Bank Conference: September 10, 2015  NASDAQ: CUBN

2 Forward Looking Statement Other Placeholder: Statements in this press release relating to Commerce Union Bancshares Inc.’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including those related to the combination of Commerce Union Bank and Reliant Bank following the merger. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the joint Form S-4 and subsequent periodic reports filed with the Securities and Exchange Commission.  The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

CUBN Overview

- Launched April 1, 2015 with merger of Commerce Union Bank and Reliant Bank
- Focused on fast growing middle Tennessee markets
- $800 million in assets
- Superior asset quality
- Diversified markets and lending opportunities
- Experienced management team with local market knowledge
- Significant growth opportunities in existing markets

3

Commerce Union Bancshares, Inc.

4 Our Company Today  MONTGOMERY  ROBERTSON  SUMNER  DICKSON  DAVIDSON  WILSON  CHEATHAM  RUTHERFORD  WILLIAMSON  MAURY  Springfield  Gallatin  Lebanon  Murfreesboro  Franklin  Columbia  Dickson  Clarksville  Ashland City  Nashville  Brentwood  Branches  Loan Production Offices Commerce Union Bancshares Inc.

Commerce Union Bancshares Inc. 5: Growth Opportunities Other Placeholder: Bigger bank with larger footprint in marketOpportunities for larger loansSignificant M&A opportunities in marketDenovo expansion opportunities  Branches (Gp:) MONTGOMERY (Gp:) ROBERTSON (Gp:) SUMNER (Gp:) DICKSON (Gp:) DAVIDSON (Gp:) WILSON (Gp:) CHEATHAM (Gp:) RUTHERFORD (Gp:) WILLIAMSON (Gp:) MAURY (Gp:) Springfield (Gp:) Gallatin (Gp:) Lebanon (Gp:) Murfreesboro (Gp:) Franklin (Gp:) Columbia (Gp:) Dickson (Gp:) Clarksville (Gp:) Ashland
City (Gp:) Nashville (Gp:) Brentwood   Loan Production Offices

Commerce Union Bancshares Inc. 6 Accomplishments Since Merger Other Placeholder: Customers can bank at all branchesManagement team in placeMerger team focused on integration/cost savingsCore processor identified for consolidationStock listed on NASDAQ – CUBN

Commerce Union Bancshares Inc. 7 Strategic Focus (Gp:) Execute all aspects of merger by 12/31/15  (Gp:) Maintain focus on strong, profitable organic growth while maintaining superior asset quality  (Gp:) Evaluate accretive opportunities

Commerce Union Bancshares Inc. Slide: 8 Title: Strong Market Dynamics Other Placeholder: Diversified economic driversCentral geographic locationSignificant influx of new companiesFavorable cost of livingEducated workforceNo state income tax on wages

Commerce Union Bancshares Inc. 9 Diversified Economic Drivers Other Placeholder: Health Care 210,000 jobs / $30B Economic Impact Music & Entertainment 60,000 jobs / $9.8B Economic Impact Manufacturing 70,700 jobs / $9.5B Economic Impact Tourism & Hospitality 55,000 jobs / $5.7B Economic Impact

Commerce Union Bancshares Inc. 10 Location – Location - Location Other Placeholder: 40M people live within 300 miles of Nashville 150M people live within 650 miles of Nashville Key access to three interstates (Gp:) NASHVILLE

Since July 2014 – HOT! Other Placeholder: 166 relocations & expansions 20K new announced jobs $1.7B capital investment 10M square feet Commerce Union Bancshares Inc.

Relocation Track Record  NASHVILLE  EAST COAST  WEST COAST Commerce Union Bancshares Inc.

Title: Rankings  #1  State for Jobs Created through Foreign Direct Investment Oct. 2014, IBM Institute for Business Value  #1  #2  Fastest-Growing City For Tech Jobs Jan. 2015, Fortune  #2  #3  Best City to Start a Business Nov. 2014, MSN Money  #4  Most Affordable Big City in U.S. Oct. 2014, Kiplinger  Vibrant Arts City Jan. 2015, National Center for Arts Research  State of the Year Jan. 2015, Business Facilities Magazine Commerce Union Bancshares Inc.

Economic Growth Engine (Gp:) Growth in population + new businesses  (Gp:) Growth in loans, deposits and earnings Commerce Union Bancshares Inc.

Acquisition Opportunities Other Placeholder: Focus on contiguous counties Plus Clarksville/Montgomery county Plus Columbia/Maury county Increased regulation will drive bank consolidation Have experienced merger team in place Existing management and staff to manage acquisitions Commerce Union Bancshares Inc.

Target Markets  MONTGOMERY  ROBERTSON  SUMNER  DICKSON  DAVIDSON  WILSON  CHEATHAM  RUTHERFORD  WILLIAMSON  MAURY  Springfield  Gallatin  Lebanon  Murfreesboro  Franklin  Columbia  Dickson  Clarksville  Ashland City  Nashville  Brentwood Commerce Union Bancshares Inc.

Competitive Advantages Other Placeholder: Solid financial condition Strong credit culture and asset quality Engaged, experienced and respected staff Deep understanding of local markets Strong board of directors Responsiveness and flexibility Service that exceed expectations Commerce Union Bancshares Inc.

Dan Dellinger SubTitle: Chief Financial Officer Commerce Union Bancshares Inc.

Combined Financials (as of June 30, 2015) Other Placeholder: $798.9 assets $567 million in loans $603 million in deposits $92 million stockholders’ equity $96.4 million market capitalization $78.5 million tangible common equity Commerce Union Bancshares Inc.

Key Measures Other Placeholder: Strong capital base Excellent asset quality Strong net interest margin Improving efficiency ratio Commerce Union Bancshares Inc.

Strong Balance Sheet June 30, 2015 Other Placeholder: Capital levels to support growth initiatives Strong capital base Tier 1 leverage ratio of 10.54% Tier 1 capital ratio of 13.24% Tangible common equity to tangible assets of 9.97% Commerce Union Bancshares Inc.

Loan Portfolio June 30, 2015 Commerce Union Bancshares Inc.

Non Performing Asset Ratio June 30, 2015 Commerce Union Bancshares Inc.

Criticized & Classified Loans June 30, 2015 Commerce Union Bancshares Inc.

Income Drivers Second Quarter 2015 Other Placeholder: NIM of 4.01% Portfolio loan yields of 5.05% including loan fees Cost of funds of 0.43% NIBs were 23% of core deposits at quarter-end Growth of debit card fee income Expansion of investment services Commerce Union Bancshares Inc.

Mortgage Joint Venture Other Placeholder: Strong second quarter gains on sales of $2.8 million Slight loss of $32,000 for the quarter absorbed by outside investor Bank will share 30% of profits after outside investor recoups losses generated during startup JV negatively affects current efficiency ratio Commerce Union Bancshares Inc.

Deposit Composition June 30, 2015  Demand $97.5M  Time < $250 M $137.0M  Interest-bearing DDA $103.7M  Savings and Money Market $171.1M Commerce Union Bancshares Inc.

Outlook for 2015 Other Placeholder: Continued growth in loans and deposits 2015 results will not be indicative of future Expenses of merger Cost of operating two core systems Cost to restructure investment portfolio Commerce Union Bancshares Inc.

Strategy for Future Other Placeholder: Complete integration of two banks Maintain strong balance sheet and capital Add top lenders in key markets Grow customer base – deepen relationships Aggressive acquirer in middle Tennessee Expand complementary lines of business Commerce Union Bancshares Inc.

NASDAQ: CUBN